EXHIBIT 23.4


PricewaterhouseCoopers


                                                 PricewaterhouseCoopers
                                                 PO Box 90
                                                 Erskine House
                                                 68-73 Queeen Street
                                                 Edinburgh EH2 4NH
                                                 Telephone +44 (0) 131 226 4488
                                                 Facsimile +44 (0) 131 260 4008


The Directors
The Royal Bank of Scotland Group plc
42 St. Andrew Square
Edinburgh
EH2 2YE


Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statement on Form F-3 of Debt Securities and Dollar Preference Shares up to an aggregate initial offering price of $8,000,000,000 to be filed with the Securities and Exchange Commission on November 23, 2001 of our report dated December 17, 1999, except for the paragraphs headed "Changes in accounting presentation" as to which the date is May 9, 2001, on the audits of the consolidated balance sheet of The Royal Bank of Scotland Group plc as at September 30, 1999 and the related statements of income and cash flows for each of the two years ended September 30, 1999 which appears in The Royal Bank of Scotland Group plc Form 20-F for the period ended December 31, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Chartered Accountants
November 23, 2001